----------------------                                        ------------------
CUSIP No.    40425P107                13G                     Page  7 of 9 Pages
----------------------                                        ------------------



                            EXHIBIT 1 TO SCHEDULE 13G
                -------------------------------------------------


                                FEBRUARY 24, 1997
                -------------------------------------------------



                  MORGAN STANLEY GROUP INC. and MORGAN STANLEY & CO. INCORPORATED hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.



            MORGAN  STANLEY  GROUP INC.


      BY:   /s/Edward J. Johnsen
            --------------------------------------------------------------------
            Edward J. Johnsen / Vice-President Morgan Stanley & Co. Incorporated


            MORGAN  STANLEY & CO. INCORPORATED


      BY:   /s/Edward J. Johnsen
            --------------------------------------------------------------------
            Edward J. Johnsen / Vice-President Morgan Stanley & Co. Incorporated